AMENDMENT NO. 2


          AMENDMENT NO. 2 (this "Amendment"), dated as of December 31, 1993, to the New Credit Agreement, the Combined Restated Credit Agreement and the Prudential Agreements (each as hereinafter defined), among Imo Industries Inc., a Delaware corporation (the "Borrower"), each of the financial institutions party to the New Credit Agreement (together with their respective successors and permitted assigns and transferees, the "New Credit Agreement Lenders"), each of the financial institutions party to the Combined Restated Credit Agreement (together with their respective successors and permitted assigns and transferees, the "Combined Restated Credit Agreement Lenders"), Bankers Trust Company, a New York banking corporation ("BTCo") as Issuer Bank and as Agent under the New Credit Agreement and the Combined Restated Credit Agreement, and The Prudential Insurance Company of America, as holder of the notes issued pursuant to the Prudential Agreements ("Prudential").


                    W I T N E S S E T H :

          WHEREAS, the Borrower has entered into (i) the Credit Agreement, dated as of July 15, 1993, as amended (the "New Credit Agreement"), among the Borrower, each of the New Credit Agreement Lenders and BTCo as Issuer Bank and as Agent, (ii) the Combined Restated Credit Agreement, dated as of July 15, 1993, as amended (the "Combined Restated Credit Agreement"), among the Borrower, each of the Combined Restated Credit Agreement Lenders and BTCo as Issuer Bank and as Agent, (iii) the Amended and Restated Note Agreement, dated July 15, 1993, as amended, with Prudential, relating to the Borrower's 10.35% Senior Note due March 31, 1995 (the "10.35% Agreement") and (iv) the Amended and Restated Note Agreement, dated July 15, 1993, as amended, with Prudential, relating to the Borrower's 12.75% Promissory Note due March 31, 1995 (the "12.75% Agreement" and, together with the 10.35% Agreement, the "Prudential Agreements"); capitalized terms used but not defined herein have the meanings assigned to them in the applicable New Facilities (as defined in the New Credit Agreement); and

          WHEREAS, pursuant to Section 10.6 of the New Credit Agreement and Section 10.6 of the Combined Restated Credit Agreement, the parties thereto may amend or waive certain provisions thereof upon the written concurrence of the Borrower and the Requisite Holders (as defined in the New Credit Agreement and the Combined Restated Credit Agreement, respectively); and

          WHEREAS, pursuant to Section 8C of the 10.35% Agreement and Section 10C of the 12.75% Agreement, the provisions of the Prudential Agreements may be amended or waived only with the prior written consent of Prudential; and

          WHEREAS, the Borrower has requested that the New Credit Agreement Lenders and BTCo, in its capacities as Agent and Issuer Bank under the New Credit Agreement, consent to the amendment or waiver of certain provisions of the New Credit Agreement the amendment or waiver of which requires the prior written concurrence of the Requisite Holders (as defined therein); and

          WHEREAS, the Borrower has requested that the Combined
Restated Credit Agreement Lenders and BTCo, in its capacities as Agent and Issuer Bank under the Combined Restated Credit
Agreement, consent to the amendment or waiver of certain provisions of the Combined Restated Credit Agreement the amendment or waiver of which requires the prior written concurrence of the Requisite Holders (as defined therein); and

          WHEREAS, the Borrower has requested that Prudential consent to the amendment or waiver of certain provisions of the Prudential Agreements the amendment or waiver of which requires the prior written concurrence of Prudential; and

          WHEREAS, the New Credit Agreement Lenders, the Combined
Restated Credit Agreement Lenders and Prudential intend to grant the requested consents, with respect to each of the New
Facilities to which they are party, on the terms and subject to the conditions set forth herein;

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                   SECTION ONE - AMENDMENTS

          (a) The preamble of each of the Prudential Agreements is hereby amended by adding after the word "'Company'" the following: "or the 'Borrower'".

          (b) Section 1.1 of each of the New Credit Agreement and the Combined Restated Credit Agreement, Section 7 of the 10.35% Agreement and Section 9 of the 12.75% Agreement (together, the "Definition Sections") are each hereby amended by adding the following definitions in appropriate alphabetical order:


          (1) "'Amendment No. 2' means Amendment No. 2, dated as of December 31, 1993, to each of the New Facilities."

          (2) "'Asset Sale L/C Reduction Amount' means, upon the sale of all or substantially all the assets or the capital stock of any Subsidiary of the Borrower in a single transaction or a series of transactions, the highest Stated Amount of Letters of Credit issued in support of obligations of such Subsidiary outstanding at any one time during the three months prior to the date of such sale (or most recent sale in the case of a series of transactions), calculated in the aggregate for any and all such Subsidiaries that are the subject of an Asset Sale (including the sale of any such Subsidiary's stock) on or after the date of Amendment
     No. 2."

          (3) "'Baird' means Baird Corporation, a Massachusetts corporation."

          (4) "'1993 Special Charges' means charges against earnings for the fiscal year ended December 31, 1993 reflecting (i) a write-down at December 31, 1993 of the value of the assets of the Borrower and its Subsidiaries and
     (ii) restructuring charges incurred in 1993 by the Borrower and its Subsidiaries, in an aggregate amount not exceeding $232 million, as all such charges are reflected in the Borrower's audited financial statements at and for the year ended December 31, 1993."

          (c) The Definition Sections are each hereby further amended by adding at the end of the definition of the term "Consolidated Net Worth" therein, the following sentence: "Other than by reason of the reversal of any reserve for retiree medical benefits, Consolidated Net Worth shall not be increased by the reversal of any reserves set forth or provided for in the Borrower's audited consolidated financial statements for the fiscal year ended December 31, 1993."

          (d) The Definition Sections are each hereby further amended by adding, after the word "Subsidiaries" the first time such word appears in the definition of the term "Material Adverse Change" therein, the following: ", other than the 1993 Special Charges,".

          (e) The Definition Sections are each hereby further amended by adding in the definition of the term "Net Proceeds" therein at the end thereof, the following: "and, in the case of Asset Sales or sales of stock of Varo or Baird, net of the principal amounts of Indebtedness set forth on Attachment 1 to Amendment No. 2, which principal amounts will be paid to the lenders of Varo and Baird, as the case may be, set forth on such Attachment.

          (f) The Definition Sections are each hereby further amended by adding in the definition of the term "Restricted Junior Payment" therein, at the end of clause (iv) thereof, the following: ", and other than payments by the Borrower to holders of its 12.25% Senior Subordinated Debentures due August 15, 1997, of up to a maximum amount to which the Requisite Holders have consented as the sole consideration for the consent of such debenture holders to an amendment to the indenture pursuant to which such debentures were issued, which amendment shall be attached to Amendment No. 2 as Annex I".

          (g) Section 1.4 of the New Credit Agreement is hereby amended and restated in its entirety as follows:

     1.4  Exposures and Commitments

               Anything contained in this Agreement to the contrary notwithstanding, (a) no Lender's Credit Exposure outstanding at any time shall exceed its Commitment then in effect; (b) Total Credit Exposure outstanding at any time shall not exceed the lesser of (i) the Total Commitment then in effect and (ii) the sum of (A) $19.2 million plus (B) the aggregate principal amount of Old Senior Debt Loans repaid on and after the Effective Date plus (C) the maximum amount of Total Certain New Business L/C Exposure that could be outstanding at such time in accordance with clause
     (d)(ii)(C) below; (c) Total Loan Exposure outstanding at any time shall not exceed the lesser of (i) $20 million and
     (ii) the sum of (A) $10 million plus (B) the aggregate principal amount of Old Senior Debt Loans repaid on and after the Effective Date; (d) Total Letter of Credit Exposure outstanding at any time shall not exceed the lesser of (i) $49.2 million less the Asset Sale L/C Reduction Amount and (ii) the sum of (A) $9.2 million less the Asset Sale reduction Amount plus (B) the aggregate principal amount of Old Senior Debt Loans repaid on and after the Effective Date plus (C) Total Certain New Business L/C Exposure up to the lesser of (i) $5 million and (ii) the amount by which $15 million exceeds the Total Old Senior Debt L/C Exposure.



          (h)  Each of Section 7.8 of the New Credit Agreement,
Section 7.8 of the Combined Restated Credit Agreement and
Section 4A(8) of the 10.35% Agreement is hereby amended and restated in its entirety as follows:


          Financial Covenants

          A.   Consolidated Interest Coverage Ratio.

          The Consolidated Interest Coverage Ratio at the end of the following fiscal quarters shall not be less than the minimum ratio set forth opposite such quarter:

          Fiscal Quarter Ending         Minimum Ratio

           9/30/93                      1.30 to 1
          12/31/93                      1.40 to 1
           3/31/94                      1.00 to 1
           6/30/94                      1.15 to 1
           9/30/94                      1.25 to 1
          12/31/94                      1.35 to 1
           3/31/95                      1.45 to 1

  provided that for the fiscal quarter ending

         (i) 9/30/93 the components of the ratio shall be measured only with respect to such fiscal quarter;

        (ii) 12/31/93 the components of the ratio shall be measured only with respect to such fiscal quarter and the prior fiscal quarter;

       (iii) 3/31/94 the components of the ratio shall be measured only with respect to such fiscal quarter;

        (iv) 6/30/94 the components of the ratio shall be measured only with respect to such fiscal quarter and the prior fiscal quarter;

         (v) 9/30/94 the components of the ratio shall be measured only with respect to such fiscal quarter and the prior two consecutive fiscal quarters.

          B.  Consolidated Current Ratio.

          The ratio of Adjusted Consolidated Current Assets to Adjusted Consolidated Current Liabilities shall not at any time be less than 1.50 to 1, other than during the fiscal year ending December 31, 1994, for which such ratio shall not at any time be less than 1.25 to 1.

          C.  Consolidated Capital Expenditures.

          Consolidated Capital Expenditures shall not exceed the following levels for the following periods:

                                   Initial Maximum
     Fiscal Period                    Amount      _

     1/1/93 - 12/31/93             $26,200,000
     1/1/94 - 12/31/94              35,700,000
     1/1/95 - 3/31/95               35,000,000

; provided, however that the Initial Maximum Amount in each fiscal year commencing January 1, 1994 shall be increased by the lesser of (a) the amount by which the Initial Maximum Amount for the prior fiscal year (as adjusted pursuant to this proviso) exceeded the Consolidated Capital Expenditures made during such prior fiscal year and (b) $5,000,000.

          D.  Indebtedness.

         (i)   Consolidated Senior Debt shall not at any time
(a) on or prior to December 31, 1993 exceed 35% of Consolidated
Capitalization or (b) after December 31, 1993 exceed 38% of
Consolidated Capitalization.

        (ii) Consolidated Total Debt (other than debt of the Borrower owing to its Subsidiaries and other than debt of any of the Borrower's Subsidiaries owing to the Borrower or to another of the Borrower's Subsidiaries) outstanding shall not exceed the following percentages of Consolidated Capitalization for the following periods:

                                        Percentage of
                                        Consolidated
On and After   Until and including      Capitalization

1/1/93         12/31/93                      72.0%
1/1/94         12/31/94                     110.0
1/1/95          3/31/95                     100.0

          E.  Minimum Consolidated Net Worth.

               Consolidated Net Worth shall not at any time be more negative than the following levels during the following periods:

                                        Minimum
                                        Consolidated
On and After   Until and including      Net Worth   _

  1/1/94            12/31/94           ($10,000,000)
  1/1/95            03/31/95           (  5,000,000)


          F.  Consolidated Rent Expense.

               Consolidated Rent Expense for any fiscal year shall not exceed $14,000,000.

          G.  Calculations of Special Charges.

               Because the levels in the covenants contained in subsections A-F above were set based upon the 1993 Special Charges being the maximum amount permitted to be charged by the Borrower pursuant to the definition of "1993 Special Charges" herein, to the extent any such covenants include an item in the calculation thereof that is increased or decreased by the actual 1993 Special Charges rather than such maximum amount, such item shall be adjusted to add back or subtract, as applicable, the amount by which the actual 1993 Special Charges as reflected in the Borrower's audited financial statements at and for the year ended December 31, 1993 are less than said maximum amount.

          (i) Section 6A(8) of the 12.75% Agreement is hereby amended and restated in its entirety as follows:

          Financial Covenants

          a.   Consolidated Interest Coverage Ratio.

          The Consolidated Interest Coverage Ratio at the end of the following fiscal quarters shall not be less than the minimum ratio set forth opposite such quarter:

          Fiscal Quarter Ending         Minimum Ratio

           9/30/93                      1.30 to 1
          12/31/93                      1.40 to 1
           3/31/94                      1.00 to 1
           6/30/94                      1.15 to 1
           9/30/94                      1.25 to 1
          12/31/94                      1.35 to 1
           3/31/95                      1.45 to 1
           6/30/95 through 12/31/95     1.60 to 1
           3/31/96 through 12/31/02     1.75 to 1


; provided that for the fiscal quarter ending

         (i) 9/30/93 the components of the ratio shall be measured only with respect to such fiscal quarter;

        (ii) 12/31/93 the components of the ratio shall be measured only with respect to such fiscal quarter and the prior fiscal quarter;

       (iii) 3/31/94 the components of the ratio shall be measured only with respect to such fiscal quarter;

        (iv) 6/30/94 the components of the ratio shall be measured only with respect to such fiscal quarter and the prior fiscal quarter;

         (v) 9/30/94 the components of the ratio shall be measured only with respect to such fiscal quarter and the prior two consecutive fiscal quarters.

          b.  Consolidated Current Ratio.

          The ratio of Adjusted Consolidated Current Assets to Adjusted Consolidated Current Liabilities shall not at any time be less than 1.50 to 1, other than during the fiscal year ending December 31, 1994, for which such ratio shall not at any time be less than 1.25 to 1.

          c.  Consolidated Capital Expenditures.

          Consolidated Capital Expenditures shall not exceed the following levels for the following periods:

                                   Initial Maximum
     Fiscal Period                    Amount      _

     1/1/93 - 12/31/93             $26,200,000
     1/1/94 - 12/31/94              35,700,000
     1/1/95 - 12/31/95              35,000,000
     1996-2001 and the period      for each such fiscal year
       from 1/1/02 through           (or, in the case of
       12/1/02                       the period from 1/1/02
                                     through 12/1/02, such
                                     fiscal period), the
                                     applicable Maximum
                                     Capital Expenditures
                                     Amount

; provided, however that the Initial Maximum Amount in each fiscal year commencing January 1, 1994 shall be increased by the lesser of (a) the amount by which the Initial Maximum Amount for the prior fiscal year (as adjusted pursuant to this proviso) exceeded the Consolidated Capital Expenditures made during such prior fiscal year and (b) $5,000,000. For purposes of this financial covenant, the "Maximum Capital Expenditures Amount" for any fiscal year (or, in the case of the period from January 1, 2002 through December 1, 2002, such fiscal period) beginning after December 31, 1995 shall equal the lesser of (i) $45,000,000 and (ii) the product of (x) 1.2 and (y) the aggregate amount of depreciation expense with respect to the Company's physical property charged and accrued on the books of the Company for the immediately preceding fiscal year (all of which shall have been charged and accrued by the Company in the ordinary course of business consistent with past practices and determined in accordance with GAAP).

          d.  Indebtedness.

         (i)   Consolidated Senior Debt shall not at any time
(a) on or prior to December 31, 1993 or after March 31, 1995 exceed 35% of Consolidated Capitalization or (b) after December 31, 1993 through March 31, 1995 exceed 38% of
Consolidated Capitalization.

        (ii) Consolidated Total Debt (other than debt of the Borrower owing to its Subsidiaries and other than debt of any of the Borrower's Subsidiaries owing to the Borrower or to another of the Borrower's Subsidiaries) outstanding shall not exceed the following percentages of Consolidated Capitalization for the following periods:

                                        Percentage of
                                        Consolidated
On and After   Until and including      Capitalization

1/1/93         12/31/93                      72.0%
1/1/94         12/31/94                     110.0
1/1/95         12/31/95                     100.0
1/1/96         12/31/96                      95.0
1/1/97         12/31/02                      90.0

          e.  Minimum Consolidated Net Worth.

               Consolidated Net Worth shall not at any time fall
below (in the case of a positive minimum) or be more negative (in the case of a negative minimum) the following levels during the following periods:
                                        Minimum
                                        Consolidated
On and After   Until and including      Net Worth   _

  1/1/94            12/31/94           ($10,000,000)
  1/1/95            12/31/95           (  5,000,000)
  1/1/96            12/31/97                      0
  1/1/98            12/31/98             10,000,000
  1/1/99            12/31/99             20,000,000
  1/1/00            12/31/02             30,000,000

          f.  Consolidated Rent Expense.

               Consolidated Rent Expense for any fiscal year through and including the fiscal year ending December 31, 1995 shall not exceed $14,000,000. For each succeeding fiscal year, Consolidated Rent Expense for such fiscal year shall not exceed an amount equal to 105% of the maximum Consolidated Rent Expense permitted hereunder for the immediately preceding fiscal year.

          g.  Calculations of Special Charges.

               Because the levels in the covenants contained in subsections A-F above were set based upon the 1993 Special Charges being the maximum amount permitted to be charged by the Borrower pursuant to the definition of "1993 Special Charges" herein, to the extent any such covenants include an item in the calculation thereof that is increased or decreased by the actual 1993 Special Charges rather than such maximum amount, such item shall be adjusted to add back or subtract, as applicable, the amount by which the actual 1993 Special Charges as reflected in the Borrower's audited financial statements at and for the year ended December 31, 1993 are less than said maximum amount.

          (j)From and after the date of this Amendment, Schedule A attached hereto shall be Schedule 7.9 of each of the New Credit Agreement (including for purposes of Section 4A(9) of the 10.35% Agreement and Section 6A(9) of the 12.75% Agreement) and the Combined Restated Credit Agreement.

                    SECTION TWO - WAIVERS

          a. Compliance with Section 7.8A of each of the New Credit Agreement and the Combined Restated Credit Agreement,
Section 4A(8)(a) of the 10.35% Agreement and Section 6A(8)(a) of the 12.75% Agreement, each as amended by this Amendment, at the end of the fiscal quarter ending December 31, 1993, pursuant to which the Borrower is required to maintain a Consolidated Interest Coverage Ratio of at least 1.4 to 1, is hereby waived, provided such Consolidated Interest Coverage Ratio is not more negative than (7.2) to 1 at such time, after giving effect to the 1993 Special Charges.

          b. Compliance with Section 7.8B of each of the New Credit Agreement and the Combined Restated Credit Agreement,
Section 4A(8)(b) of the 10.35% Agreement and Section 6A(8)(b) of the 12.75% Agreement, each as amended by this Amendment, for the fiscal quarter ending December 31, 1993, pursuant to which the Borrower is required to maintain a ratio of Adjusted Consolidated Current Assets to Adjusted Consolidated Liabilities of at least
1.50 to 1, is hereby waived, provided such ratio is at least
1.25 to 1 at such time, after giving effect to the 1993 Special
Charges.

          c. Compliance with Section 7.8D(i) of each of the New Credit Agreement and the Combined Restated Credit Agreement,
Section 4A(8)(d)(i) of the 10.35% Agreement and
Section 6A(8)(d)(i) of the 12.75% Agreement, each as amended by this Amendment, for the fiscal quarter ending December 31, 1993, pursuant to which the Borrower is required to maintain Consolidated Senior Debt as a percentage of Consolidated Capitalization of not more than 35%, is hereby waived, provided such percentage is not more than 38% at such time, after giving effect to the 1993 Special Charges.

          d. Compliance with Section 7.8D(ii) of each of the New Credit Agreement and the Combined Restated Credit Agreement,
Section 4A(8)(d)(ii) of the 10.35% Agreement and
Section 6A(8)(d)(ii) of the 12.75% Agreement, each as amended by this Amendment, for the fiscal quarter ending December 31, 1993, pursuant to which the Borrower is required to maintain Consolidated Total Debt as a percentage of Consolidated Capitalization of not more than 72%, is hereby waived, provided such percentage is not more than 110.0% at such time, after giving effect to the 1993 Special Charges.

          e. Compliance with Section 7.8E of each of the New Credit Agreement and the Combined Restated Credit Agreement,
Section 4A(8)(e) of the 10.35% Agreement and Section 6A(8)(e) of the 12.75% Agreement, each as amended by this Amendment, for the fiscal quarter ending December 31, 1993, pursuant to which the Borrower is required to maintain a Consolidated Tangible Net Worth of at least $25,000,000, is hereby waived, provided that Consolidated Net Worth is not more negative than ($15,000,000) at such time, after giving effect to the 1993 Special Charges.

          f. For purposes of this Section Two, Special Charges shall be determined without giving effect to the maximum limitation on the amount thereof set forth in the definition of such term.


          SECTION THREE - TOTAL COMMITMENT REDUCTION

          The Total Commitment as currently in effect is hereby permanently reduced by $5 million.

               SECTION FOUR - LETTERS OF CREDIT

          It shall be a condition to the issuance of each Letter of Credit to be issued under the New Credit Agreement on or after the date of this Amendment and prior to the satisfaction of clause (i) of the second sentence of subsection (a) of Section Six of this Amendment, that (i) the Borrower pay to the Collateral Agent on the date of issuance of such Letter of Credit an amount (a "Prepayment Amount") in cash equal to the Stated Amount of such Letter of Credit and (ii) the aggregate Stated Amount of all such Letters of Credit not exceed $8.2 million.
Any Prepayment Amount received by the Collateral Agent shall be applied first to the March 31, 1994 amortization payment until fully satisfied and thereafter to the September 30, 1994 amortization payment, in each case as described in Section 2.9D(i)(x) of the New Credit Agreement, and shall be applied in accordance with the Intercreditor Agreement.


        SECTION FIVE - REPRESENTATIONS AND WARRANTIES

          The Borrower hereby confirms, reaffirms and restates the representations and warranties made by it in Section 5 of each of the New Credit Agreement and the Combined Restated Credit Agreement, and in Section 6 of the 10.35% Agreement and Section 8 of the 12.75% Agreement, and that all such representations and warranties are true and correct in all material respects as of the date hereof; provided that the foregoing confirmation, reaffirmation and restatement in the case of the representations and warranties contained in Sections 5.7, 5.14 and 5.26 of the New Credit Agreement and the Combined Restated Credit Agreement, Sections 6G, 6N and 6Z of the 10.35% Agreement and Sections 8G, 8N and 8Z of the 12.75% Agreement assume the effectiveness and performance of each provision of this Amendment. The Borrower further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent, each New Credit Agreement Lender, each Combined Restated Credit Agreement Lender and Prudential that:

          (a) the Borrower has the corporate power, authority and legal right to execute, deliver and perform this Amendment and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment;

          (b) no consent of any person, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Borrower, of this Amendment;

          (c) this Amendment has been duly executed and delivered on behalf of the Borrower by a duly authorized officer of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting creditors' rights generally and to general equitable principles;

          (d) the execution, delivery and performance of this Amendment will not violate any requirement of law or Contractual
Obligation of the Borrower;

          (e) after giving effect to the execution, delivery and performance of this Amendment and the effectiveness and performance of each provision hereof, no Event of Default or Potential Event of Default (as such terms are defined in each of the New Facilities) shall have occurred and be continuing; and

          (f) the financial statements, projections and related information of the Borrower and its Subsidiaries for each of the years in the four year period ending December 31, 1996 and the sales summaries for each of the fiscal quarters in the year ending December 31, 1994, which were delivered to BTCo as agent on and after January 13, 1994 and prior to the execution and delivery of this Amendment, were prepared in good faith by the Borrower based upon assumptions and its best estimate, for which the Borrower believes it has a reasonable basis, of the results of operations of the Borrower and its Subsidiaries as at the dates thereof.


          SECTION SIX - EFFECTIVENESS AND RESCISSION

          (a) Subsection (g) of Section One and Sections Three, Four, Five and Seven of this Amendment and this Section Six shall become effective upon satisfaction of the requirement contained in clause (ii) of the immediately succeeding sentence. Section One (other than subsection (g) of Section One) and Section Two (for all purposes including as described in subsection (b) of this Section Six) of this Amendment shall become effective upon
(i) the effectiveness of a supplemental indenture to the indenture governing the 12.25% Senior Subordinated Debentures due August 15, 1997 of the Borrower, the form of which supplemental indenture is set forth as Annex I hereto and (ii) the execution and delivery hereof by the Borrower, BTCo (as Agent and Issuer Bank under each of the New Credit Agreement and the Combined Restated Credit Agreement) the Requisite Holders (with respect to each of the New Credit Agreement and the Combined Restated Credit Agreement, as defined therein, respectively; it being understood that the effectiveness of subsection (e) of Section One hereof is subject to the execution and delivery of this Amendment by lenders having at least 80% of the Total Credit Exposure then outstanding plus any unutilized commitments to lend and/or issue Letters of Credit) and Prudential.

          (b) Prior to the effectiveness of Sections One and Two of this Amendment as described in the second sentence of subsection (a) of this Section Six, the waivers set forth in Section Two of this Amendment shall be deemed to be effective, solely for purposes of the issuance of Letters of Credit as described in Section Four of this Amendment or the extension or renewal of already outstanding Letters of Credit, upon satisfaction of the requirement contained in clause (ii) of the second sentence of said subsection (a). Each of the New Credit Agreement Lenders, the Combined Restated Credit Agreement Lenders, Prudential and BTCo (in its capacity as Agent and Issuer Bank under the Credit Agreements) otherwise reserves all rights and remedies available to it under the New Facilities to which it is party (including all other agreements, documents, instruments and certificates executed in connection therewith (collectively, the "Ancillary Documents")) and under applicable law, including, without limitation, to the extent permitted thereunder, the ability to call a default and furnish notices to the Borrower and third parties in respect thereof, accelerate indebtedness, decline to extend additional loans, or (except to the extent expressly set forth in Section Two of this Amendment) decline to issue additional or replacement letters of credit or decline to renew or extend existing letters of credit based on circumstances or events that have occurred or may occur in the future.

          (c) Prior to the effectiveness of Sections One and Two of this Amendment as described in the second sentence of subsection (a) of this Section Six, this Amendment may be rescinded (whereupon all provisions of this Amendment shall be of no force and effect), with respect to the New Credit Agreement or the Combined Restated Credit Agreement, by the affirmative vote of the Requisite Holders and, with respect to the Prudential Agreements, by the affirmative vote of Prudential.


                SECTION SEVEN - MISCELLANEOUS

          (a) Notwithstanding anything contained in this Amendment to the contrary, this Amendment shall terminate and be of no force and effect, unless the requirements contained in the second sentence of subsection (a) of Section Six hereof shall have already been satisfied, upon the earliest to occur of
(i) this Amendment being rescinded in accordance with subsection (c) of Section Six hereof, (ii) (A) any obligations under any of the New Facilities being declared due and payable prior to their stated maturity, (B) the Borrower or any of its Subsidiaries failing to pay any amount when due and payable under any of the New Facilities (after giving effect to any applicable grace period), (C) any of the secured parties in respect of the Collateral (as defined in the New Facilities) realizing thereon or (D) any of the New Credit Agreement Lenders, the Combined Restated Credit Agreement Lenders, Prudential or BTCo (in its capacity as Agent, Issuer Bank or Collateral Agent) exercising any remedies under the New Facilities or any of the other agreements, documents, instruments and certificates executed in connection therewith (collectively, the "Ancillary Documents") or under law in respect of the obligations under the New Facilities and the Ancillary Documents, in each case in this clause (D) to the extent permitted thereunder and (iii) March 31, 1994.

          (b) Upon the satisfaction of the requirements contained in clause (ii) of the second sentence of subsection (a) of Section Six of this Amendment, the Borrower shall pay the reasonable fees and expenses of Cahill Gordon & Reindel, counsel for the New Credit Agreement Lenders and the Combined Restated Credit Agreement Lenders, and Wachtell, Lipton, Rosen & Katz, counsel for Prudential, incurred in connection with this Amendment or otherwise outstanding in connection with the New Facilities.

          (c) Except as expressly provided herein, this Amendment shall not constitute a consent or waiver to or modification of any provision, term or condition of any of the New Facilities. Except as herein expressly waived or amended, each of the New Facilities and all other agreements, documents, instruments and certificates executed in connection therewith, except as otherwise provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

          (d) From and after the date of this Amendment, any reference to any of the New Facilities (or any particular subsection thereof), whether contained in any agreement, instrument, document, note, certificate or writing of any kind or character, shall be deemed to be a reference to such New Facility as amended or waived hereby, to the extent of the effectiveness of such amendment or waiver as set forth herein, and as the same may at any time hereafter be amended, amended and restated, supplemented or otherwise modified from time to time and as in effect.

          (e) This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.



          (f) THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                              IMO INDUSTRIES INC.


                              By: /s/ William M. Brown
                                   Name:  William M. Brown
                                   Title: Chief Financial
                                         Officer


                              BANKERS TRUST COMPANY, as Lender,
                              as Issuer Bank and as Agent


                              By: /s/ June C. George
                                        Name:  June C. George
                                   Title:  Vice President


                              CHEMICAL BANK


                              By: /s/ Mary Ellen Egbert
                                   Name:   Mary Ellen Egbert
                                   Title:  Vice President


                              CIBC, INC.


                              By: /s/ Timothy E. Doyle
                                        Name:  Timothy E. Doyle
                                        Title: Authorized
                                        Signatory


                              BARCLAYS BANK PLC


                              By:
                                        Name:
                                   Title:


                              NATIONAL CITY BANK


                              By: /s/ Davis R. Bonner
                                        Name:  Davis R. Bonner
                                   Title:  Vice President


                              ISTITUTO BANCARIO SAN PAOLO DI
                              TORINO S.p.A., NEW YORK LIMITED
                              BRANCH


                              By:
                                        Name:
                                        Title:


                              COMMERZBANK AG, NEW YORK BRANCH


                              By:
                                        Name:
                                        Title:


                              ABN AMRO BANK N.V., NEW YORK BRANCH


                              By:
                                        Name:
                                        Title:


                              THE PRUDENTIAL INSURANCE COMPANY OF
                              AMERICA


                              By: /s/ Robert E. Davis
                                        Name:  Robert E. Davis
                                        Title: Vice President

ATTACHMENT 1

Certain Indebtedness of Varo Inc. and Baird Corporation


Borrower              Lender                           Amount

Varo Inc.             Sterling Savings Association   $1,693,000

Baird Corporation     ABN Amro Bank N.V.                168,000

Baird Europe          ABN Amro Bank N.V.              1,358,000

SCHEDULE A

Schedule 7.9 to New Credit Agreement and
Combined Restated Credit Agreement

Business                                       Low         High
Aerospace Components Group
  Wiggins1                                    $25.0       $35.0
  Aeroproducts                                 15.0        18.0
  Adel Fasteners                                5.0         7.0
  Controlex1                                   11.0        14.0
  Heim Bearings1                                4.0         6.0
                           Total              $60.0       $80.0
                 Group Value2                 $55.0       $75.0

Transducers and Controls Group
  Barksdale                                   $30.0       $40.0
  Transinstruments                             16.0        20.0
  CSC Instruments1                              4.0         6.0
                           Total              $50.0       $66.0
                 Group Value2                 $45.0       $61.0

Other
  Turboflex                                    $1.9        $2.3
  Singapore Chain                               3.0         5.0
  Miller-Holzwarth                              3.0         5.0
                            Total              $7.9       $12.3

Real Estate3
  Wiggins                                      $3.0       $ 4.0
  Controlex                                     1.0         2.0
  Heim Bearings                                 4.0         6.0
  CSC Instruments                               5.0         7.0
  Other
    Quincy, MA                                  7.0        10.0
    Oakland, CA                                 5.0         8.0
    Garland, TX                                 2.5         3.5
                            Total             $27.5       $40.5


Additional Assets
  Baird/Varo - Optical Systems Division       $30.0       $65.0
  Baird - Analytical                           15.0        20.0
  Varo - Electronic Systems Division           10.0        15.0
  Lawrenceville, New Jersey Real Estate         4.0         5.5
_______________________________
1       Real Estate is valued separately below.

2       Includes volume discount to the sum of the parts.

3       Values based on independent market assessments.